Exhibit 21.1

SUBSIDIARIES (JURISDICTION)

ATC S.R.L. (ITALY)

DEG ITALIA S.P.A. (ITALY)

DI CANADA INC. (CANADA)

DI FRANCE S.A.S. (FRANCE)

DI LUXEMBOURG S.A.R.L. (LUXEMBOURG)

DI NETHERLANDS B.V. (NETHERLANDS)

DI NIGERIA LIMITED (NIGERIA)

DI SWEDEN AB (SWEDEN)

DI U.K. LIMITED (UNITED KINGDOM)

DI VENEZUELA S.R.L. (VENEZUELA)

DRESSER AL-RUSHAID VALVE & INSTRUMENT COMPANY, LTD. (SAUDI ARABIA)

DRESSER CHINA, INC. (DELAWARE)

DRESSER CYPRUS LIMITED (CYPRUS)

DRESSER DE MEXICO, S.A. DE C.V. (MEXICO)

DRESSER ENTECH, INC. (DELAWARE)

DRESSER EUROPE GMBH (GERMANY)

DRESSER EUROPE HOLDING GMBH (GERMANY)

DRESSER EUROPE S.P.R.L. (BELGIUM)

DRESSER FINLAND OY (FINLAND)

DRESSER INDUSTRIA E COMERCIO LTDA. (BRAZIL)

DRESSER INDUSTRIAL PRODUCTS B.V. (NETHERLANDS)

DRESSER INSTRUMENTS, S.A. DE C.V. (MEXICO)

DRESSER INTERNATIONAL, INC. (DELAWARE)

DRESSER ITALIA S.R.L. (ITALY)

DRESSER JAPAN LTD. (JAPAN)

DRESSER KOREA INC. (KOREA)

DRESSER LATVIA LIMITED, SIA (LATVIA)

DRESSER, LTD. (BERMUDA)

DRESSER MACHINERY (SUZHOU) CO., LTD. (CHINA)

DRESSER-NAGANO INC. (DELAWARE)

DRESSER NETHERLANDS BV (NETHERLANDS)

DRESSER POLSKA SP. Z.O.O. (POLAND)

DRESSER PRODUITS INDUSTRIELS S.A.S. (FRANCE)

DRESSER RE, INC. (DELAWARE)

DRESSER RUSSIA, INC. (DELAWARE)

DRESSER SINGAPORE PTE. LTD. (SINGAPORE)

DRESSER VALVE INDIA PRIVATE LIMITED (INDIA)

DRESSER VALVES EUROPE GMBH (GERMANY)

DRESSER WAYNE AB (SWEDEN)

DRESSER WAYNE DATA TECHNOLOGY (SHANGHAI) CO., LTD. (CHINA)

DRESSER WAYNE FUEL EQUIPMENT (SHANGHAI) CO., LTD. (CHINA)

DS CONTROLS (RUSSIA)

EBRO ELECTRONIC GMBH & CO. KG (GERMANY)

ENTECH INDUSTRIES U.K. LIMITED (UNITED KINGDOM)

EUROPEAN ENTECH INDUSTRIES HOLDINGS B.V. (NETHERLANDS)

FERLA BV (NETHRELANDS)

FIRSA INTERNATIONAL LIMITED (UNITED KINGDOM)

FORGED STEEL VALVES LIMITED (UNITED KINGDOM)

GAZDMD AVTOMATIKA (RUSSIA)

Exhibit 21.1

INTERNATIONAL BALL VALVES LIMITED (UNITED KINGDOM)

INTERNATIONAL VALVES LIMITED (UNITED KINGDOM)

LVF HOLDING CORPORATION (DELAWARE

MANUFACTURAS PETROLEROS VENEZOLANAS, S.A. (VENEZUELA)

MASONEILAN S.A. (SPAIN)

NIIGATA MASONEILAN CO. LTD. (JAPAN)

NIIGATA MASONEILAN VALVE SERVICE LTD. (JAPAN)

PENAGA DRESSER SDN. BHD. (MALAYSIA)

RING-O VALVE INTERNATIONAL B.V. (NETHERLANDS)

RING-O VALVE S.R.L. (ITALY)

RING-O VALVE, INC. (TEXAS)

WAYNE TRITRADEX, INC. (DELAWARE)